Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



   As independent public accountants, we hereby consent to the incorporation of our reports on the consolidated financial statements of Interstate Energy Corporation (formerly WPL Holdings, Inc.) incorporated by reference in this Interstate Energy Corporation Form 8-K into Interstate Energy Corporation's previously filed Registration Statements on Form S-8 (Nos. 33-52215, 333-41485 and 333-46735) and Form S-3 (Nos. 33-21482 and
   333-26627).


                                           /s/ Arthur Andersen LLP

                                           ARTHUR ANDERSEN LLP


   Milwaukee, Wisconsin
   May 18, 1998